UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cochran County Properties Agreement

On January 15, 2009, Doral Energy Corp. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Miltex Oil Company (“Miltex”) to acquire three oil and gas leases located in Cochran County, Texas (the “Cochran County Properties”).

Under the terms of the Letter Agreement, the Company has agreed to pay Miltex an aggregate of $2,200,000 for the Cochran County Properties. A deposit of $100,000 is to be paid to Miltex by January 23, 2009, with the remaining $2,100,000 due on or before February 27, 2009 (the “Closing Date”). The Company may extend the Closing Date to March 31, 2009 by paying Miltex an additional $100,000 by February 23, 2009, increasing the total purchase price to $2,300,000.

ITEM 8.01 OTHER EVENTS

Macquarie Bank Limited Credit Agreement

On January 16, 2009, the forbearance period during which Macquarie Bank Limited (“Macquarie”) agreed not to exercise its rights under the terms of Doral Energy Corp.’s (the “Company’s”) credit agreement (the “Credit Agreement”), expired. Macquarie had previously agreed to forbear declaring an event of default under the Credit Agreement for the Company’s failure to meet the minimum quarterly net operating cash flow and minimum quarterly sales volume requirements for the fiscal quarter ended October 31, 2008 until January 16, 2009. Macquarie has not yet declared the Company to be in default of the Credit Agreement and has not provided the Company with any indications that it intends to do so at this time. However, there is no assurance that Macquarie will not exercise its right to do so in the future.

Macquarie had also previously agreed to extend to January 16, 2009 the date by which Macquarie and the Company were to have agreed on a development plan for the Company’s properties in Eddy County, New Mexico (the “Eddy County Properties”). The Company had prepared and submitted to Macquarie a formal plan for development of the Eddy County Properties that would have started with 21 wells being drilled over 6 months, involving an estimated capital expenditure of $16 million. However, due to the precipitous drop in the price of oil since the summer of 2008, the Company’s management has determined that pursuing the development program would not be a prudent investment at this time. The Company’s management intends to delay the development program until such time as commodities prices and the costs of drilling are more favorable. As a result of the Company’s decision not to pursue a development plan for the Eddy County Properties at this time, the due date for the amounts loaned to the Company under the Credit Agreement is now July 30, 2009. This date can be extended at Macquarie’s option, however there is no assurance that any extensions will be granted.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated January 15, 2009 between Doral Energy Corp. and Miltex Oil Company

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: January 20, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board, Chief
Executive Officer